PRICING SUPPLEMENT NO. 1           DATED 12/04/02               Rule 424(b)(3)
(To Prospectus dated September 15, 1998 and                 File No. 333-63049
Prospectus Supplement dated October 4, 2002)              CUSIP No. 78355H JB6



$200,000,000

RYDER SYSTEM, INC.

MEDIUM-TERM NOTES, SERIES 17
(REGISTERED NOTES-FIXED RATE)
DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


Principal Amount:             $50,000,000

Issue Price:                  100

Issue Date:                   12/09/02

Maturity Date:                12/10/07

Interest Rate:                4.500%

Interest Payment Date(s):     04/01 and 10/01,
                              commencing 04/01/03

Form:     [X] Book Entry                [ ] Certified

Redemption:    [X]  The Notes cannot be redeemed prior to maturity.

               [ ]  The Notes may be redeemed prior to maturity.

          Terms of Redemption:          -         -

Repayment at option of holder:     [X]  The holder has no option to elect
                                        repayment of the Notes prior to
                                        maturity.
                                   [ ]  The Notes are repayable prior to
                                        maturity at the option of holder.


          Terms of Repayment:           -

Discount Note:      [ ]  Yes       [X]  No

          Total Amount of OID:          -

          Yield to Maturity:            -

          Initial Accrual Period OID:   -

Name of Agent and Agent's Discount or Commission:

          Salomon Smith Barney          $250,000.00